SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                -----------------
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                            reported): April 4, 2002


                                  LUMENIS LTD.
                                -----------------
             (Exact name of registrant as specified in its charter)


             Israel                       0-13012                   N.A.
-------------------------------    ------------------------   ----------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


           P.O. Box 240, Yokneam, Israel                        20692
           -----------------------------                        -----
      (Address of principal executive offices)                (Zip Code)


              Registrant's telephone number, including area code:
              ---------------------------------------------------
                                 972-4-959-9000


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Item 5. Other Events.

     On April 4, 2002, the Board of Directors of Lumenis Ltd. (the "Company") declared a distribution of one bonus right (a "Right") for each outstanding Ordinary Share, par value NIS 0.10 per share (the "Ordinary Shares"), of the Company. The distribution is payable on April 11, 2002 (the "Record Date") to shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Ordinary Share at a price of $38 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Bonus Rights Agreement, dated as of April 11, 2002 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

     The summary description of the Rights set forth below does not purport to be complete and is qualified in its entirety be reference to the Rights Agreement, which is attached hereto as an exhibit and incorporated herein by reference in its entirety.

     Until the  earlier to occur of (i) ten  business  days  following  a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, "Beneficial Ownership" of 15% or more of the Ordinary Shares (an "Acquiring Person"; the date of such public announcement being called the "Shares Acquisition Date") or (ii) ten business days following the commencement of a tender offer or exchange offer the consummation of which would result in any person's becoming an Acquiring Person (the earlier of such days being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Ordinary Share certificates outstanding as of the Record Date, by such Ordinary Share certificate. Among certain other exemptions, a person who becomes the Benefical Owner of 15% or more of the Ordinary Shares as a result of repurchases of Ordinary Shares by the Company will not become an Acquiring Person unless and until such person thereafter acquires additional Ordinary Shares representing 1.5% or more of the Ordinary Shares of the Company then outstanding. Additionally, Coherent, Inc. ("Coherent"), a shareholder of the Company, is exempted from the definition of an Acquiring Person so long as Coherent shall not purchase or otherwise become (as a result of the actions of Coherent or its affiliates or associates) the


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Beneficial Owner of more than 23% of the Ordinary Shares then outstanding or, if applicable, such greater percentage as may be contemplated by Section 5.18 of the Asset Purchase Agreement by and among the Company, Energy Systems Holdings Inc. (now known as Lumenis Holdings Inc.) and Coherent, dated as of February 25, 2001.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Ordinary Shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Ordinary Share certificates issued after the Record Date upon transfer or new issuance of the Ordinary Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Ordinary Shares will also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Ordinary Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 11, 2003, unless earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of Ordinary Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Ordinary Shares, (ii) upon the grant to all holders of the Ordinary Shares of certain rights or warrants to subscribe for Ordinary Shares or convertible securities at less than the current market price of the Ordinary Shares or (iii) upon the distribution to holders of the Ordinary Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings or dividends payable in Ordinary Shares) or of subscription rights or warrants (other than those referred to above).


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


     In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding Ordinary Shares which the Board of Directors, with the concurrence of the Audit Committee, determines to be fair and not inadequate and to otherwise be in the best interests of the Company and its shareholders (a "Qualified Offer"), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person (or any Associate or Affiliate thereof) on the earlier of the Distribution Date or the Shares Acquisition Date (which Rights will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of Ordinary Shares having a market value of two times the Purchase Price. If the Company does not have sufficient Ordinary Shares for this purpose, the Company may, to the extent permitted by applicable law, substitute cash, a reduction in the exercise price, other equity securities of the Company, debt securities of the Company, other assets, or any combination of the foregoing, having an aggregate value equal to the value which would have been realized if the Company had sufficient Ordinary Shares. In addition, in the event that, at any time following the Shares Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Ordinary Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. For example, at a Purchase Price of $38 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in this paragraph would entitle its holder to purchase $76 worth of shares. Assuming that the shares had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase 7.6 shares for $38.

     At any time until ten business days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per

Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price. In addition, at any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Ordinary Shares, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Ordinary Share per Right (subject to adjustment).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Ordinary Shares (or other consideration) of the Company or for shares of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision therein, to shorten or lengthen any time period thereunder, or to make changes which do not adversely affect the interests of holders of Rights (other than an Acquiring Person). The foregoing notwithstanding, no amendment may be made to the Rights Agreement when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein.

     On April 8, 2002, the Company issued a press release announcing the adoption of the Rights Agreement. The full text of the press release is attached hereto as an exhibit and incorporated herein by reference in its entirety.


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


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

Exhibit 4.1 Bonus Rights Agreement, dated as of April 11, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 99.1    Copy of the Company's Press Release, dated April 8, 2002.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        LUMENIS LTD.



                                        By: /s/Kevin R. Morano
                                            ----------------------------------
                                            Kevin R. Morano
                                            Executive Vice President and
                                            Chief Financial Officer



Dated: April 16, 2002


                                     - 7 -
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                                Index to Exhibits

Number                               Description


4.1 Bonus Rights Agreement, dated as of April 11, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

99.1            Copy of the Company's Press Release, dated April 8, 2002.


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